SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): March 24, 1997

                          LEHMAN BROTHERS HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

         1-9466                                      13-3216325
(Commission File Number)            (IRS Employer Identification No.)


3 World Financial Center
New York, New York                                      10285
(Address of principal                                (Zip Code)
executive offices)

                    Registrant's telephone number, including
                            area code: (212) 526-7000

Item 5.  Other Events


         On March 24, 1997, Lehman Brothers Holdings Inc. (the "Registrant") issued a press release with respect to its first quarter 1997 earnings (the "Earnings Release").

         Copy of the Earnings Release follows.


Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

                  The following Exhibits are filed as part of this Report.



                  99.1     Press Release Relating to First Quarter 1997 Earnings

                  99.2     Consolidated Statement of Operations
                           (Three Months Ended February 28, 1997)
                           (Preliminary and Unaudited)

                  99.3     Selected Statistical Information






         The Exhibit Index to this Report is incorporated herein by reference.

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            LEHMAN BROTHERS HOLDINGS INC.




                                              By:  /s/ Charles B. Hintz
                                                   Charles B. Hintz
                                                   Chief Financial Officer
                                                  (Principal Financial Officer)



Date: March 26, 1997

                                  EXHIBIT INDEX



Exhibit No.                         Exhibit


Exhibit 99.1                        Press Release Relating to
                                    First Quarter 1997 Earnings

Exhibit 99.2 Consolidated Statement of Operations (Three Months Ended February 28, 1997) (Preliminary and Unaudited)


Exhibit 99.3                        Selected Statistical Information

                                                                  EXHIBIT 99.1


                                 LEHMAN BROTHERS

                                  News Release
              ----------------------------------------------------




For Immediate Release                                            MEDIA CONTACT:
 William J. Ahearn

                                 (212) 526-4379


INVESTOR CONTACT: Shaun Butler

(212) 526-8381



                             LEHMAN BROTHERS REPORTS
                     FIRST QUARTER EARNINGS OF $144 MILLION,
                          UP 38 PERCENT FROM A YEAR AGO



NEW YORK, March 24, 1997 -- Lehman Brothers Holdings Inc. (NYSE: LEH) today reported net income of $144 million, or $1.16 per common share, for the first quarter ended February 28, 1997.

Net income increased by 38 percent over the $104 million reported for the first quarter of 1996. Net income per share increased by 47 percent from $0.79 in the year-ago quarter.

"The first quarter results reflect continued strong progress for the Firm overall," said Richard S. Fuld, Jr., Chairman and Chief Executive Officer. "Most of the positive trends we saw in our record fourth quarter continued into this quarter. The balanced strength we have seen in the Firm's fixed income, equity, and investment banking activities over the past six months has translated into significantly improved earnings momentum and profitability for the Firm."

Net revenues (total revenues less interest expense) for first quarter were $925 million, an

                                    - more -

                                                     First Quarter 1997/page 2

increase of 13 percent from $821 million in the first quarter of 1996. Mr. Fuld noted that the Firm's revenue performance in the first quarter reflected continued strength in a range of businesses globally. In particular, the Firm reported gains in several strategically important, higher-margin businesses that it is focusing on in 1997 and beyond, including mergers and acquisitions, equity origination, derivatives, high yield, and emerging markets activities.

Non-interest expenses for the quarter were $706 million, compared with $662 million in the 1996 first quarter. Nonpersonnel expenses in the 1997 quarter were $237 million, a decrease of 4 percent from the previous year's first quarter, reflecting the Firm's continued successful focus on expense management. Compensation and benefits as a percentage of net revenues remained at 50.7 percent for the eighth successive quarter.

For the 1997 first quarter, the Firm's pre-tax margin was 23.7 percent, compared with 19.2 percent in the year-ago first quarter, and 20.9 percent for all of 1996, before taking into account the effect of a non-recurring charge in the 1996 fourth quarter. Return on common equity increased to 16.1 percent for the quarter ended February 28, 1997, compared with 12.6 percent a year ago, and 13.9 for all of 1996, before taking into account the non-recurring charge.

As of February 28, 1997, Lehman Brothers stockholders' equity was $4.012 billion and total capital (stockholders' equity and long-term debt) was $21.308 billion. Book value per common share was $29.76.

Lehman Brothers is a global investment bank with leadership positions in corporate finance, advisory services, municipal finance, and fixed income and equity sales, trading, and research. Lehman Brothers serves the financial needs of corporate, government and institutional clients, and high-net-worth individuals through offices in major financial centers worldwide.


                          Financial Statements Attached

                                                                  EXHIBIT 99.2


LEHMAN BROTHERS HOLDINGS INC.
                                                                  Page 3


CONSOLIDATED STATEMENT OF OPERATIONS
(Preliminary and Unaudited)
(In millions, except per share data)

                                         Three Months Ended        Percentage of
                                      February 28,   February 29,  Dollar Change
                                             1997        1996         Inc/(Dec)
                                    --------------  ------------  -------------

Revenues:
    Principal transactions                $   346          $  413        (16)%
    Investment banking                        240             211         14
    Commissions                                97              96          1
    Interest and dividends                  3,278           2,656         23
    Other                                      38              10        280
                                         --------         -------
       Total revenues                       3,999           3,386         18
    Interest expense                        3,074           2,565         20
                                           ------           -----
       Net revenues                           925             821         13
                                          -------          ------
Non-interest expenses:
    Compensation and benefits                 469             416         13
    Brokerage, commissions and
      clearance fees                           57              57
    Professional services                      41              34         21
    Occupancy and equipment                    35              40        (13)
    Communications                             34              40        (15)
    Business development                       25              27         (7)
    Depreciation and amortization              22              24         (8)
    Other                                      23              24         (4)
                                         --------        --------
       Total non-interest expenses            706             662          7
                                          -------         -------
Income before taxes                           219             159         38
    Provision for income taxes                 75              55         36
                                         --------        --------
Net income                                $   144         $   104         38
                                          =======         =======
Net income applicable to common stock     $   138         $    93         48
                                          =======         =======


Average common and common
  equivalent shares outstanding             118.5          116.9
                                            =====          =====

Earnings per common share                   $1.16          $0.79
                                            =====          =====

                                                                 EXHIBIT 99.3
                                                                  Page 4


LEHMAN BROTHERS HOLDINGS INC.

SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)

                                                                 Quarters Ended                             Twelve Months
                                       2/28/97      11/30/96         8/31/96       5/31/96      2/29/96         1996
Income Statement
Net Revenues                            $  925         $1,068           $722           $833         $821       $3,444
Non-Interest Expenses:
  Compensation and Benefits                469            542            366            422          416        1,747
  Nonpersonnel Expenses (a)                237            247            240            242          246          976
Net Income from Operations
   Excluding Special Items                 144            177             77            108          104          466
Special Charges (after-tax):
Severance charge                                          (50)                                                    (50)
Net Income                                 144            127             77            108          104          416
Net Income Applicable to
   Common Stock                            138            113             71            102           93          378
Earnings per Common Share                $1.16          $0.96          $0.60          $0.89        $0.79        $3.24

Financial Ratios (%) (b)
Return on Common Equity
   (annualized)                           16.1           20.6            9.0           13.4         12.6         13.9
Pretax Operating Margin                   23.7           26.1           16.0           20.2         19.2         20.9
Compensation & Benefits/
   Net Revenues                           50.7           50.7           50.7           50.7         50.7         50.7
Effective Tax Rate (c)                    34.0           36.7           33.6          36.0          34.0         35.4

Balance Sheet
Total Assets                          $149,000       $128,596       $125,666      $133,725      $128,702
Total Assets Excluding
   Matched Book (d)                    114,000         96,256         90,216        89,864        84,608
Common Stockholders' Equity (e)          3,504          3,366          3,233         3,058         3,015
Total Stockholders' Equity (f)           4,012          3,874          3,741         3,566         3,523
Total Capital (long-term debt
plus
   stockholders' equity)                21,308         19,796         17,955        17,135        16,994
Book Value per Common Share (g)          29.76          28.84          27.74         27.29         26.41

Other Data (#s)
Employees                                7,602          7,556          7,762         7,794         7,703
Common Stock Outstanding           101,263,173    100,449,144    100,027,645   100,398,499   102,443,232
Average Common and Common
   Equivalent Shares Outstanding   118,460,215    116,947,549    117,205,775    114,788,688  116,932,697  116,373,585

(a) Excludes special items of $84 million relating to severance in the twelve months and quarter ended November 30, 1996.
(b) Financial ratios exclude the severance charge and the dividend on the Company's Redeemable Voting Preferred Stock.
(c) The effective tax rate, including the severance charge was 34.7% and 34.9% for the twelve months and quarter ended November 30, 1996, respectively.
(d) Matched book is defined as the lower of securities purchased under agreements to resell or securities sold under agreements to repurchase.
(e) The increase in common stockholders' equity at 8/31/96, reflects an increase in common stock issuable due to restricted stock units granted under the Lehman Stock Award Program effective July 1.
(f) In February 1996, the Company repurchased the $200 million 8.44% Cumulative Preferred Stock owned by American Express with the proceeds from the issuance of $200 million of Quarterly Income Capital Securities Series A Subordinated Debentures with an interest rate of 8.3% maturing in 2035. The repurchase of the Preferred Stock included a premium of $2 million over the par value, which represents a one-time decrease in income available to common shareholders forpurposes of calculating earnings per share.
 (g) This calculation includes restricted stock units granted under the Lehman Stock Award Programs included in stockholders' equity.